Exhibit 4.1

REMORA CAPITAL CORPORATION

Subscription Package

SELECT ONE OF THE FOLLOWING OPTIONS TO RETURN YOUR COMPLETED SUBSCRIPTION PACKAGE AS SOON AS POSSIBLE:

Please note: This Subscription Package contains fillable PDF forms that can be completed entirely electronically (options (1), (2) or (3)). Alternatively, you may, but are not required to, print out and complete a physical hard copy (option (4)).

(1) E-mail one copy of this completed and executed Subscription Package to: Tara Rogan (tararogan@eversheds-sutherland.com)

and

(alternativefundsupport@usbank.com)
with carbon copy to: Anthony Dalba (anthony.dalba@usbank.com)

(2) Upload one copy of this completed and executed Subscription Package to ShareFile™. To choose this method, you should:

- complete and execute the Subscription Package

- check this box ☐ confirming that that you will be executing via ShareFile™.

- e-mail Investor Relations (partners@remoracap.com)

The Company will send you a secure e-mail with a link to ShareFile™.

(3) Execute this Subscription Package through DocuSign®. To choose this method, you should:

- complete the Subscription Package

- check this box ☐ confirming that that you will be executing via DocuSign®

- e-mail the completed Subscription Package to Investor Relations (partners@remoracap.com)

The Company will review the Subscription Package and send you an e-mail with a link to DocuSign®.

(4) Send one copy of this completed and executed Subscription Package via courier to: Eversheds Sutherland (US) LLP 700 Sixth Street NW Washington, DC 20001 Attention: Tara Rogan

If you have any questions regarding completion of the Subscription Package, please contact
Tara Rogan at (202) 383-0113 or tararogan@eversheds-sutherland.com or Investor Relations at
(615) 380-1095 ext. 0 or partners@remoracap.com.

If the prospective investor does not wish to subscribe for shares of common stock, par value $0.001 per share, of Remora Capital Corporation (the “Company”), or if the prospective investor’s subscription is rejected, please return the Confidential Private Placement Memorandum, together with any supplements thereto, the Articles of Amendment and Restatement and Bylaws of the Company and this Subscription Package (each as may be amended from time to time, collectively, the “Company Documents”) to Remora Capital Management, LLC (the “Adviser”). The Company Documents may not be reproduced, duplicated or delivered, in whole or in part, to any other person without the prior written consent of the Adviser.

REMORA CAPITAL CORPORATION

INSTRUCTIONS

This Subscription Package relates to the offering of shares of common stock, par value $0.001 per share (the “Shares”), of Remora Capital Corporation, a Maryland corporation. Each prospective investor should read the Confidential Private Placement Memorandum of the Company, the Articles of Amendment and Restatement of the Company, the Bylaws of the Company, the Investment Management Agreement between the Company and Adviser, the Administration Agreement between the Company and Adviser and the attached Subscription Agreement.

Each prospective investor intending to subscribe for a commitment to the Company must complete all of the applicable subscription documents included in this Subscription Package in the manner described below and execute the Investor Signature Page to the Subscription Agreement.

For purposes hereof, the “Investor” is the person or entity for whose account the shares of Common Stock in the Company are being purchased.

If the Investor is an entity, all questions should be answered with regard to that entity and not with regard to the individual completing the Subscription Package on behalf of the entity. If the Investor is a natural person, all questions should be answered with regard to that person.

1.	Each Investor must complete and execute the counterpart Investor Signature Page to the Subscription Agreement (page 28 of the pdf).

2.	Each Investor must complete one (1) copy of the Investor Questionnaire consisting of Exhibit 1A, Exhibit 1B, Exhibit 2, Exhibit 3, Exhibit 4, Exhibit 5, and Exhibit 6.

3.	Each Investor who is a resident of or domiciled in Canada must also complete one (1) copy of the Supplement to the Subscription Agreement for Canadian Investors (available upon request).

4.	Investors desiring to opt in to the Company’s Distribution Reinvestment Program (as defined in Section 4 of the Subscription Agreement) must complete one (1) copy of the Election Notice contained in Exhibit 6 or provide notice to the administrator of the Distribution Reinvestment Program in accordance with the terms provided in Section 4 of the Subscription Agreement.

5.	Each Investor must complete and execute one (1) copy of the applicable U.S. Internal Revenue Service tax Form W-9, Form W-8BEN, Form W-8BEN-E, Form W-8EXP, Form W-8IMY or Form W-8ECI (collectively, the “Tax Forms”), as applicable, in accordance with the instructions to such form. Tax Forms are available from http://www.irs.gov/ and may also be obtained upon request from the Company.

6.	As soon as possible, each Investor must return a completed and executed Subscription Agreement (including executed counterpart signature pages and Exhibits 1 through 6) as well as the applicable Tax Form.

7.	After receipt and review of a completed Subscription Agreement, Investor Questionnaire and related documents, the Company, or Eversheds Sutherland (US) LLP on its behalf, will contact the Investor if such documents are incomplete or if the Investor is not eligible to subscribe for Shares of the Company.

Inquiries regarding the completion of this Subscription Package should be directed to Tara Rogan at (202) 383-0113 or tararogan@eversheds-sutherland.com or Investor Relations at (615) 380 1095 ext. 0 or partners@remoracap.com.

FAILURE TO COMPLY WITH THE INSTRUCTIONS CONTAINED HEREIN WILL CONSTITUTE AN INVALID SUBSCRIPTION THAT MAY RESULT IN THE REJECTION OF YOUR SUBSCRIPTION REQUEST.

REMORA CAPITAL CORPORATION

SUBSCRIPTION AGREEMENT

Remora Capital Corporation

c/o Remora Capital Management, LLC

3200 West End Avenue, Suite 500

Nashville, TN 37203

Dear Sir or Madam:

Reference is made to the Confidential Private Placement Memorandum with respect to the offering of shares of common stock, par value $0.001 per share (the “Common Stock”), of Remora Capital Corporation (the “Company” and such Confidential Private Placement Memorandum, together with any further supplements and written updates thereto, the “Offering Memorandum”), a Maryland corporation that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Reference is also made to the Articles of Amendment and Restatement and Bylaws of the Company (each as amended from time to time, the “Formation Documents”) heretofore furnished to the undersigned (the Offering Memorandum, the Formation Documents and this Subscription Agreement being herein called collectively, the “Offering Materials”). Capitalized terms used, but not defined, herein shall have the respective meanings given them in the Offering Memorandum.

The undersigned subscribing investor (the “Investor”) hereby agrees as follows:

1. Subscription for Shares of Common Stock. Subject to the terms and conditions set forth in this Subscription Agreement (collectively with the subscription agreements, including the exhibits thereto, executed by the other investors in the Company, the “Subscription Agreements”), the Investor agrees (a) to purchase from the Company shares of Common Stock of the Company (the “Shares”) in the amount set forth on the Investor Signature Page of this Subscription Agreement (except to the extent that Shares in a lesser amount has been accepted by the Company pursuant to the provisions hereof) at a purchase price (such dollar amount, the “Capital Commitment”) equal to 100% of such Shares at their Per Share NAV (as defined below), payable in the manner and at the times provided herein and (b) to become an investor in the Company (together with all other investors in the Company, the “Shareholders”). For purposes of this Subscription Agreement, “Per Share NAV” shall mean, for any date, the net asset value per Share determined in accordance with the procedures set forth in the Offering Materials (as those procedures may be changed from time to time in a manner consistent with the limitations of the 1940 Act) as of the last day of the Company’s fiscal quarter immediately preceding such date, subject to any adjustments (as determined by the Company or the Adviser) to the per share price. Any such adjustments shall be at least equal to the NAV per Share in accordance with the limitations under Section 23 of the 1940 Act.

2. Representations of the Investor. The Investor hereby represents and warrants, and agrees with, the Company as follows:

(a) Suitability. THE INVESTOR HAS READ CAREFULLY AND UNDERSTANDS THE OFFERING MATERIALS AND HAS CONSULTED ITS OWN ATTORNEY, ACCOUNTANTS, TAX ADVISORS AND/OR INVESTMENT ADVISER WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR THE INVESTOR. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT CONTAINED IN THE OFFERING MATERIALS SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

(b) Opportunity to Verify Information. The Investor has been furnished with, and has carefully read, the Offering Materials, and acknowledges and agrees that the Offering Materials supersede any other materials previously made available to prospective investors, whether in writing or otherwise. The Investor acknowledges that representatives of the Company have made available to the Investor, during the course of this transaction and prior to the purchase of the Shares, the opportunity to ask questions of and receive answers from them concerning the terms and conditions of the offering described in the Offering Materials, and to obtain any additional information necessary to verify the information contained in the Offering Materials or otherwise relative to the proposed activities of the Company or to otherwise evaluate the merits and risks of an investment in the Shares. In considering his, her or its subscription, the Investor has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company, the Adviser, any placement agent (if applicable), or any director, officer, member, manager, employee or agent of any of the foregoing or any affiliate of such persons, other than as set forth in the Offering Materials. The Investor recognizes that an investment in the Company involves certain risks, and the Investor understands and accepts such risks. The Investor has carefully considered and has, to the extent he, she or it believes such discussion necessary, discussed with legal, tax, accounting, regulatory and financial advisors the suitability and potential risks of the subscription in light of his, her or its particular legal, regulatory, tax and financial situation, and has determined that the Shares are a suitable investment for him, her or it. The Investor understands and acknowledges that its investment in the Company shall be subject to the terms and conditions of this Subscription Agreement in such final form as shall be executed by the parties hereto, and the same may be amended from time to time in accordance with its terms. The Investor further understands and acknowledges that certain of the terms and conditions of the Company originally set forth in the Offering Memorandum may have been modified and, as modified, will be reflected in the final form of the Offering Materials.

(c) Purchase for Investment. The Investor understands and agrees that: (i) the Investor must bear the economic risk of its investment until the termination and final dissolution of the Company; (ii) the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be resold or otherwise disposed of unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available; (iii) the Company intends to elect to be regulated as a BDC under the 1940 Act; (iv) the Investor is purchasing the Shares for its own account and without a view toward distribution thereof; (v) the Investor shall not resell or otherwise dispose of all or any part of the Shares purchased by the Investor, except as permitted by law, including without limitation, the Securities Act, any regulations promulgated under the Securities Act and the applicable securities acts or similar statutes of the jurisdiction in which the Investor resides, including all regulations and rules of such laws, together with applicable published policy statements, instruments, notices and blanket orders or rulings of general application (collectively, “Applicable Securities Laws”), and any and all applicable provisions of the Offering Materials; (vi) the transfer of the Shares and the substitution of another investor for the Investor are restricted by and subject to the terms of the Offering Materials; (vii) the Company does not have any intention of registering the Shares under the Securities Act or of supplying the information that may be necessary to enable the Investor to sell or otherwise dispose of the Shares; and (viii) Rule 144 under the Securities Act may not be available as a basis for exemption from registration of the Shares. The Investor understands that there is no public or other market for the Shares, and it is not anticipated that such a market will ever develop. The Investor further understands that for the foregoing reasons, the Investor will be required to retain ownership of the Shares and bear the economic risk of this investment for an indefinite period of time.

(d) Accredited Investor and Plan Investor Status. One or more of the statements set forth in Exhibit 1A hereto correctly and in all respects describes the Investor, and the Investor has so indicated by checking the appropriate boxes next to each statement on such exhibit that so describes it. The Investor has truthfully and accurately completed Exhibit 1B hereof and duly executed such Exhibit where indicated. The Investor has correctly completed Exhibit 2 hereto indicating whether or not it is or is acting on behalf of a “plan investor” as such term is used in Exhibit 2 and, if so, made certain other representations and warranties in such Exhibit 2. The Investor will promptly notify the Company if any of the statements or representations in the Exhibits hereto becomes incorrect or if there is any change in the information provided in such Exhibits.

(e) No Need for Liquidity. The Investor has no need for liquidity in connection with its purchase of the Shares and is able to bear the risk of loss of its entire investment in the Shares. The Investor’s Capital Commitment to the Company, together with the Investor’s other investments that are not readily marketable, is not disproportionate to the Investor’s net worth.

(f) Investment Objectives and Advice. The purchase of the Shares by the Investor is consistent with the general investment objectives of the Investor. The Investor hereby acknowledges that it has not relied on the Company or its affiliates for investment advice with respect to an investment in the Company.

(g) Securities Laws. The Investor received the Offering Materials and first learned of the Company in the jurisdiction listed as the address of the Investor set forth on the Investor Signature Page to the Subscription Agreement, and intends that the Applicable Securities Laws of that jurisdiction alone shall govern this transaction. If the Investor is not a resident of the United States, the Investor understands that it is the responsibility of the Investor to satisfy himself, herself or itself as to full observance of the laws of any relevant territory outside of the United States in connection with the offer and sale of the Shares, including obtaining any required governmental or other consent, approvals or authorizations, and observing any other applicable formalities.

(h) Independent Decision; Power and Authority; No Conflicts. If the Investor is a corporation, trust, partnership, limited liability company or other organization: (i) it has the requisite power and authority to execute and deliver this Subscription Agreement; (ii) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute this Subscription Agreement; and (iii) such execution and delivery do not violate, or conflict with, the terms of any agreement or instrument to which the Investor is a party or by which it is bound. This Subscription Agreement has been duly executed by the Investor and constitutes a valid and legally binding agreement of and enforceable against the Investor. The Investor has obtained all necessary consents, approvals and authorizations of governmental authorities and other persons required to be obtained in connection with its execution and delivery of this Subscription Agreement and the performance of its obligations hereunder.

(i) Plan Investors. Unless the Investor has indicated that it is an ERISA Partner (as defined below) on the Investor Signature Page to this Subscription Agreement, the Investor is not, and will not hereafter permit itself to become, an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Part 4 of Subtitle B of Title I of ERISA, a pension or profit sharing plan sponsored by the federal government, or any state or municipality of the United States or any other political subdivision of the foregoing, any plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) or an entity whose underlying assets include “plan assets” within the meaning of the regulation of the U.S. Department of Labor relating to the definition of plan assets, 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (an “ERISA Partner”). The Investor will promptly notify the Company if at any time the Investor becomes an ERISA Partner. If the Investor is an “employee benefit plan” within the meaning of Section 3(3) of ERISA (regardless of whether it is subject to Part 4 of Subtitle B of Title I of ERISA), including an ERISA Partner, then the Investor’s participants are not permitted to self-direct investments, unless the Investor (i) is investing for the account of an individual participant or owner of a self-directed “individual retirement account” within the meaning of Section 408(a) of the Code (an “IRA Investor”) and (ii) the Investor has indicated that it is an IRA Investor on the Investor Signature Page to this Subscription Agreement. If the Investor is an IRA Investor, the Shares shall, at all times after the purchase thereof by the Investor and prior to any transfer of such Shares pursuant to the terms of the Offering Materials, be beneficially owned solely by one individual (i.e., the participant or owner who directed the investment in the Shares). If the Investor is a “charitable remainder trust” within the meaning of Section 664 of the Code, the Investor has advised the Company in writing of such fact and the Investor acknowledges that it understands the risks, including specifically the tax risks, if any, associated with its investment in the Company.

(j) Non-U.S. Investor. If the Investor is a Non-U.S. Investor, as defined below, the Investor has so indicated by checking the appropriate box on the Investor Signature Page to this Subscription Agreement. For purposes hereof, a “Non-U.S. Investor” is an investor that is not a United States person within the meaning of Section 7701(a)(30) of the Code. The Non-U.S. Investor represents and warrants that it is in compliance with sanctions administered and enforced by the Non-U.S. Investor’s home jurisdiction, is not named on a sanctions list maintained by such jurisdictions, and is not operationally based or domiciled in a country or territory in relation to which current sanctions have been issued by the Non-U.S. Investor’s home jurisdiction.

(k) Canadian Investors. If the Investor is a resident of or domiciled in Canada (any such Investor, a “Canadian Investor”), then the Canadian Investor hereby represents, warrants, covenants and agrees that it has duly reviewed and truthfully and accurately completed a Supplement to the Subscription Agreement for Canadian Investors, to be provided separately by the Investor (a “Canadian Investor Supplement”).1 If the Investor has not completed a Canadian Investor Supplement, the Investor represents, warrants, covenants and agrees that it is not and is not acting on behalf of a Canadian Investor. The Canadian Investor represents and warrants that it is in compliance with sanctions administered and enforced by Canada, is not named on a sanctions list maintained by such jurisdictions, and is not operationally based or domiciled in a country or territory in relation to which current sanctions have been issued by Canada.

(l) EEA/Swiss Investors.

(i) If the Investor is domiciled in, or has a registered office in, any of Austria, Belgium, Bulgaria, Republic of Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, or the United Kingdom (each, an “EEA Jurisdiction”), or if the Investor’s decision to invest in the Company was made for or on behalf of the Investor by a Person that is domiciled in, or has its registered office in, an EEA Jurisdiction (each, an “EEA Investor”), (A) the Investor understands and acknowledges that the Shares have not been marketed pursuant to the European Union Alternative Investment Fund Managers Directive and that consequently the Investor will not have any protections or rights under that Directive; (B) unless the Company expressly acknowledges otherwise, the Investor represents, warrants and acknowledges that the Investor was not solicited by any Person in relation to the Investor’s investment in the Company and the purchase of the Shares, and the Investor (or the Investor’s agent) requested the Offering Materials, the power of attorney and any other offering materials on the Investor’s (or the Investor’s agent’s) own initiative and unsolicited by or on behalf of the Company or any affiliate thereof; and (C) the Investor may be required to complete additional forms (e.g., a Supplement to the Subscription Agreement for EEA Investors, to be separately provided upon request by the Company) or provide additional information as requested by the Company. Please contact the Company for additional information.

[1]	Canadian Investors are required to complete a Supplement to the Subscription Agreement for Canadian Investors, in addition to this Subscription Agreement and the Exhibits and documents annexed hereto. Please contact the Adviser through its outside counsel for additional information, as noted in the cover page to this Subscription Package.

(ii) If the Investor is domiciled in, or has a registered office in, Switzerland, or the decision to invest in the Company has been made for or on behalf of the Investor by a person who is domiciled in, or has its registered office in, Switzerland (a “Swiss Investor”), the Investor represents and warrants to the Company that the Investor was not solicited by any person in relation to the Investor’s investment in the Company, and that the Investor, on its own initiative and unsolicited by or on behalf of the Company or any affiliate thereof, requested to receive the Offering Materials, the Investor Qualification Statement, the power of attorney and any other offering materials or information in relation to the Company. The Investor understands and acknowledges that Shares of the Company have not been, nor will be, “distributed” in or from Switzerland as defined by the Swiss Collective Investment Schemes Act of 23 June 2006, as amended (“CISA”), and that consequently the Investor will not benefit from any protection or rights under the CISA or supervision by the Swiss Financial Market Supervisory Authority. Swiss Investors may be required to complete additional forms (in addition to, and separate from, this Subscription Agreement and the Exhibits hereto). Please contact the Company for additional information.

(iii) The Investor represents and warrants that it is in compliance with sanctions administered and enforced by the European Union or regulations of the United Kingdom (as extended to the Cayman Islands by statutory instrument), is not named on a sanctions list maintained by such jurisdictions, and is not operationally based or domiciled in a country or territory in relation to which current sanctions have been issued by the United Nations, the European Union or the United Kingdom.

(m) FOIA Investor. If the Investor is a FOIA Investor, the Investor has so indicated by checking the appropriate box on the Investor Signature Page to this Subscription Agreement. The Investor agrees that it shall promptly notify the Company if it becomes a FOIA Investor at any time after the date hereof. For purposes hereof, “FOIA Investor” shall mean any Investor that is (i) a Person that is directly or indirectly subject to either Section 552(a) of Title 5, United States Code (commonly known as the “Freedom of Information Act”) or any similar federal, state, county or municipal public disclosure law, whether foreign or domestic; (ii) a Person that is subject, by regulation, contract or otherwise, to disclose certain privileged information about the Company (“Company Information”) to a trading exchange or other market where interests in such Person are sold or traded, whether foreign or domestic; (iii) a pension fund or retirement system for a government entity, whether foreign or domestic; (iv) a Person who, by virtue of such Person’s (or any of its affiliates’) current or proposed involvement in government office, is required to or will likely be required to disclose Company Information to a governmental body, agency or committee (including, without limitation, any disclosures required in accordance with the Ethics in Government Act of 1978, as amended, and any rules and regulations of any executive, legislative or judiciary organization), whether foreign or domestic; (v) an agent, nominee, fiduciary, custodian or trustee for any Person described in clauses (i) through (iv) above or (vi) below where Company Information provided to or disclosed to such Investor could at any time become available to such Person described in clauses (i) through (iv) above or (vi) below; or (vi) an Investor that is itself an entity that has any Person described in clauses (i) through (iv) above as a partner, member or other beneficial owner where Company Information provided to or disclosed to such Investor could at any time become available to such Person.

(n) Knowledge and Experience. The Investor and its purchaser representative (if any) currently have, and (unless the Investor has a purchaser representative) the Investor had immediately prior to receipt of any offer regarding the Company, such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Company.

(o) Purchaser Representative. If the Investor has utilized a purchaser representative, the Investor has previously given the Company notice in writing of such fact, specifying that such representative would be acting as the Investor’s “purchaser representative” as defined in Rule 501(i) of Regulation D under the Securities Act.

(p) No View to Tax Benefits. The Investor is not acquiring the Shares with a view to realizing any benefits under United States federal income tax laws, and Investor acknowledges and agrees that no representations have been made to the Investor that any such benefits will be available as a result of the Investor’s acquisition, ownership or disposition of the Shares. The Investor has consulted with, and has relied solely upon, its own accountants and/or tax advisors in connection with its decision to acquire the Shares.

(q) No Borrowings. The Investor has not borrowed and will not borrow any portion of its contribution to the Company, either directly or indirectly, from the Company or any Affiliate of the foregoing.

(r) Company Counsel Does Not Represent the Investors. The Investor understands and acknowledges that unless the Investor has otherwise notified the Company in writing to the contrary, Eversheds Sutherland (US) LLP represents only the Company, and not the Investor, in connection with the formation of the Company and the sale of the Shares. The Investor understands and agrees that the Investor should consult its own legal and tax advisors in connection with the purchase of the Shares. The Investor agrees that in the event of a dispute between one or more investors, and the Company, Eversheds Sutherland (US) LLP may represent the Company or one or more equity holders or affiliates thereof. The Investor represents that it has the level of knowledge and sophistication necessary to provide its informed consent to the provisions of this Section 2(t).

(s) Privacy Notice. If the Investor is a natural person (including a natural person investing through an individual retirement account, or “IRA”), such person acknowledges the receipt of the notice attached hereto as Exhibit 5 regarding privacy of financial information under the U.S. Federal Trade Commission privacy rule, 16 C.F.R. pt. 313 (the “Privacy Rule”), and agrees that the Shares are a financial product that the Investor has requested and authorized. In accordance with Section 14 of the Privacy Rule, the Investor acknowledges and agrees that the Company may disclose nonpublic personal information of the Investor to the other investors, as well as to the Company’s accountants, attorneys and other service providers as necessary to effect, administer and enforce the Company’s and the other investors’ rights and obligations.

(t) Anti-Money Laundering, Sanctions and Anti-Boycott Representations. The Investor hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering, boycotting, and related activities. In furtherance of those efforts, the Investor represents and warrants:

(i) it has conducted thorough due diligence, including to the extent required by applicable laws and regulations, with respect to all of its beneficial owners and has (A) identified all of its beneficial owners and (B) verified the identity of all of its beneficial owners;

(ii) it has conducted enhanced due diligence for any beneficial owner residing in, or organized or chartered under the laws of a jurisdiction identified (A) by the Financial Action Task Force for Money Laundering as being a non-cooperative country or territory to the extent such designation would prohibit a direct or indirect investment in our through the Company or (B) by the U.S. Secretary of the Treasury as warranting special measures because of money laundering concerns under Section 311 or 312 of the USA PATRIOT Act of 2001, to the extent such designation would prohibit a direct or indirect investment in or through the Company;

(iii) it (A) has established the source of each of the beneficial owner’s funds and (B) does not know or have any reason to suspect that (x) the monies used to fund the Investor’s investment in the Shares are derived from, or related to, any activity that is deemed criminal under applicable law or (y) any contribution or payment by the Investor to the Company to the extent that they are within the Investor’s control, shall cause the Company or the Adviser to be in violation of any law or regulation applicable to the Company or the Adviser, including the U.S. Bank Secrecy Act, the U.S. Money Laundering Control Act of 1986, the USA PATRIOT Act or the U.S. International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, in each case, such statute as amended to date and any successor statute thereto and including all regulations promulgated thereunder;

(iv) it will retain evidence of any such due diligence, beneficial owner identities and source of fund for a period of at least 10 years following the date of a written termination of the client relationship with such beneficial owner. The Company may, in its sole discretion, decide to collect documentation verifying the beneficial owner’s identity and the source of funds used to acquire Shares before, and from time to time after, acceptance by the Shareholders of this Subscription Agreement. The Investor agrees to cooperate with such efforts and to comply with the Company’s reasonable requests for such documentation, to the extent permitted by applicable law;

(v) that all Capital Contributions (as defined below) or payments to the Company by the Investor will be made through an account located in a jurisdiction that does not appear on the list of boycotting countries published by the U.S. Department of Treasury pursuant to Section 999(a)(3) of the Code as in effect at the time of such contribution or payment;

(vi) neither it, nor any of its subsidiaries or affiliates nor any of its beneficial owners nor, to the best of its knowledge, any director, officer, agent, employee or representative thereof, is an individual or entity that is (A) the subject or target of sanctions administered by the United States Government (collectively, “Sanctions”), including but not limited to the U.S. Department of State and the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), (B) identified on OFAC’s Specially Designated Nationals and Blocked Persons List or any other similar Sanctions list maintained by OFAC, (C) located, organized or resident in a country or territory that is the subject of comprehensive Sanctions, which at the time of this Subscription Agreement includes Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic (each, a “Sanctioned Jurisdiction” and collectively, “Sanctioned Jurisdictions”);

(vii) it does not know, based upon appropriate diligence and investigation, including to the extent required by applicable laws and regulations, or have any reason to suspect that the monies used to fund its purchase of the Shares are derived from, invested for the benefit of or related in any way to any Person that is the subject or target of Sanctions, located or associated with any Sanctioned Jurisdiction or with the governments of, or persons within, any country under a U.S. embargo;

(viii) neither the Investor nor any beneficial owner of the Investor is (A) a Senior Foreign Political Figure (“SFPF”), (B) an immediate family member of an SFPF, (C) a person who is widely known (or is actually known by the Investor) to maintain a close personal relationship with any such individual or (D) a corporation, business or other entity that has been formed by or for the benefit of such individual; and

(ix) to the extent a beneficial owner is a bank, including a branch, agency or office of a bank, that is not physically located in the United States, the Investor has established that such bank has a physical presence or is an affiliate of a regulated entity.

The Investor acknowledges and agrees that, notwithstanding anything to the contrary contained in the Offering Materials, any side letter or any other agreement, to the extent required by any anti-money laundering law or by Sanctions, the Company may prohibit additional Capital Contributions, restrict distributions or take any other reasonably necessary or advisable action with respect to the Shares, and the Investor shall have no claim, and shall not pursue any claim, against the Company or any other Person in connection therewith. The representations and warranties set forth in this Section 2(u) shall be deemed repeated and reaffirmed by the Investor to the Company as of each date that the Investor is required to make a Capital Contribution to, or receives a distribution from, any entity. The Investor shall promptly notify the Company if any of these representations set forth in this Section 2(u) cease to be true and accurate regarding the Investor in any respect. The Investor agrees to promptly provide to the Company any additional information regarding the Investor or its beneficial owners that the Company deems necessary or advisable to determine or ensure compliance with all applicable laws, regulations or administrative pronouncements concerning, Sanctions, money laundering or other criminal activities. The Investor understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law, regulation or administrative pronouncement related to Sanctions, money laundering or other criminal activities, the Company may undertake appropriate actions to ensure compliance with the applicable law, regulations and administrative pronouncements, including, but not limited to segregation and/or redemption of the Investor’s investment in the Company and/or those actions described in the Offering Materials. The Investor further understands that the Company may release confidential information about the Investor and, if applicable, any underlying beneficial owners, to proper authorities if the Company, in its sole discretion, determines that it is in the best interests of the Company in light of relevant rules, regulations and administrative pronouncements under the laws set forth above.

(u) Volcker Rule; Bank Holding Company Act. The Investor represents and warrants to the Company that neither the Investor nor any Affiliate of the Investor is (i) a “banking entity” as such term is defined under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or 12 U.S.C. § 1851 (the “Volcker Rule”) or qualifies for an exclusion, an exemption and or other relief under the Volcker Rule with respect to the ownership of Shares in the Company, based on the currently available published regulatory guidance, including the joint notice of final rulemaking issued on December 10, 2013 with respect to the Volcker Rule; or (ii) a “bank holding company” as that term is defined in Section 2(a) of the U.S. Bank Holding Company Act of 1956, as amended from time to time or any successor statute thereto (the “BHCA”), or otherwise subject to the regulation and supervision pursuant to the BHCA or the rules, regulations and interpretations issued by the U.S. Federal Reserve Board.

(v) Nominees and Custodians. If the undersigned is acting as nominee or custodian for another person, entity or organization in connection with the Shares, the undersigned has so indicated on its Investor Signature Page to this Subscription Agreement. The representations and warranties contained in this Section 2 regarding the “Investor” are true and accurate with regard to the person, entity or other organization for which the undersigned is acting as nominee or custodian. Without limiting the generality of the foregoing, the representations and warranties regarding the status of the Investor in Exhibits 1–2 hereto are true with respect to, and accurately describe the person, entity or organization for which the undersigned is acting as nominee or custodian. The person, entity or organization for which the undersigned is acting as nominee or custodian will not transfer or otherwise dispose of or distribute any part of its economic or beneficial interest in (or any other rights with respect to) the Shares without complying with all Applicable Securities Laws and the applicable provisions of the Offering Materials as if such person, entity or organization were a direct Investor in the Company and were transferring Shares of the Company. If the undersigned is acting as nominee or custodian for another person, entity or organization, the undersigned agrees to provide such other information as the Company may reasonably request regarding the undersigned and the person, entity or organization for which the undersigned is acting as nominee or custodian in order to determine the eligibility of the Investor to purchase the Shares.

(w) Final Form. The Investor understands and acknowledges that its investment in the Company shall be subject to the terms and conditions of this Subscription Agreement and Offering Materials in such final forms as shall be executed by the parties hereto, and the same may be amended from time to time in accordance with their respective terms. The Investor further understands and acknowledges that certain of the terms and conditions of the Company originally set forth in the Offering Memorandum may have been modified and, as modified, will be reflected in the final form of the Offering Materials.

(x) No General Solicitation or General Advertisement. The Investor acknowledges that it is not purchasing Shares as a result of or subsequent to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over the internet, television or radio, (ii) any seminar or meeting whose attendees, including the Investor, had been invited as a result of, subsequent to or pursuant to the foregoing or (iii) any other form of general advertising or general solicitation within the meaning of Rule 502 of Regulation D promulgated under the Securities Act.

(y) No Prospectus/Rights of Action/Reliance on Information. The Company is relying on (and the offering is conditional upon) an exemption from the requirement to provide the Investor with a prospectus under the Applicable Securities Laws and as a consequence of acquiring the Shares pursuant to such exemption, certain protections, rights and remedies provided by the Applicable Securities Laws, including statutory rights of rescission or damages, may not be or may only be partially available to the Investor, or others for whom it is contracting hereunder, and such persons may not receive information that would otherwise be required to be provided under the Applicable Securities Laws and the Partnership is relieved from certain obligations that would otherwise apply under the Applicable Securities Laws. The Investor did not rely on any information whatsoever, except for the Offering Materials, to make such decision and such materials were not accompanied by any advertisement, including, without limitation, in printed public media, radio, television or telecommunications, including electronic display and the internet, or part of a general solicitation.

(z) BDC Election. The Investor understands that the Company (i) intends to file an election to be regulated as a BDC under the 1940 Act and (ii) intends to file an election to be treated as a regulated investment company within the meaning of subchapter M of the Code for U.S. federal income tax purposes; pursuant to those elections, the Investor will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Company, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Company has filed a registration statement on Form 10 (the “Form 10”) for the Shares with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Form 10 is not the offering document pursuant to which the Company is conducting this offering and may not include all information regarding the Company contained in the Offering Materials; accordingly, prospective investors in the Company should rely exclusively on information contained in the Offering Materials in making their investment decisions.

(aa) Permissible Leverage. The Investor (i) acknowledges that legislation has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met; (ii) acknowledges that the Adviser, as the Company’s sole initial Shareholder, has approved a proposal that allows the Company to reduce its asset coverage to 150%; and (iii) agrees that the Company’s asset coverage ratio is 150% as permitted by such legislation.

3. Closing and Capital Contributions.

(a) The closing (the “Closing”) of the sale and purchase of the Shares shall take place on such date and time and at such place as shall be selected by the Company (such date being the “Closing Date,” and the date upon which the first closing of any Subscription Agreement occurs being referred to herein as the “Initial Closing Date” and the date of the last Closing prior to the date on which the Company determines, in its sole discretion, to stop accepting Capital Commitments from investors, the “Final Closing Date”). At the Closing, the Company shall list the Investor as a Shareholder of the Company by registering the Investor details in the register of the Company maintained by or at the direction of the Company, and shall deliver to the Investor the Subscription Agreement executed by the Company and any other instruments necessary to reflect the Investor’s admission as a Shareholder with a Capital Commitment as set forth on the signature page hereof.

(b) The Company may enter into other Subscription Agreements with other investors (“Other Investors”) after the Closing Date, with any closing thereunder referred to as a “Subsequent Closing” and any Other Investor whose subscription has been accepted at such Subsequent Closing referred to as a “Subsequent Shareholder.”

(c) In the event that any Shareholder is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Shareholder will be required to enter into a separate Subscription Agreement with the Company and such other documents as may be requested by the Company.

4. Dividends; Dividend Reinvestment Program. As described more fully in the Offering Materials, the Company generally intends to distribute, out of assets legally available for distribution, substantially all of its available earnings, on a quarterly basis, as determined by the Board in its discretion. If the Board of Directors of the Company authorizes, and the Company declares, a dividend or distribution, each Shareholder’s distribution will be automatically paid in cash unless a Shareholder elects to have its dividends or distributions reinvested in additional Shares pursuant to the Company’s distribution reinvestment program (the “Distribution Reinvestment Program”). The Shareholder may “opt in” to the Distribution Reinvestment Program by completing the Election Notice in Exhibit 6 attached hereto or by notifying the plan administrator in writing no later than 10 days prior to the record date for distributions to the Shareholder.

5. Separate Purchases. The subscription for the Shares by the Investor and the Other Investors are to be separate subscriptions for Shares of the Company and the issuances of the Shares to the Investor and the Other Investors are to be separate issuances by the Company.

6. Delivery of Closing Documents. Following the Closing, the Company will deliver to the Investor an executed counterpart of this Subscription Agreement, executed by the Investor and the Company.

7. Consent to Electronic Delivery.

(a) The Investor hereby agrees that the Company may deliver all notices, financial statements, tax reports, valuations, reports, reviews, analyses or other materials, and all other documents, information and communications concerning the affairs of the Company and the investments thereof, including, without limitation, information about the portfolio companies of the Company, required or permitted to be provided to the Investor under the Offering Materials or hereunder by means of facsimile or e-mail (to the facsimile number or e-mail address set forth in this Subscription Agreement, or other number or address as provided in writing by the Investor to the Company), or by posting on an electronic portal or message board or by other means of electronic communication.

(b) Without limitation to the foregoing, the Investor hereby consents, notwithstanding anything to the contrary in the Offering Materials, to receive U.S. federal income tax information in respect of the Company, including, if applicable, IRS Form 1099-DIV (“Tax Statements”) through electronic delivery. The Investor hereby acknowledges the following:

(i) This consent applies to any Tax Statement required to be furnished to the Investor by the Company after this consent is given until the Investor withdraws consent by providing written notice to the Corporate Secretary of the Company. If the Investor does not consent to receive the Tax Statement electronically, a paper copy will be provided.

(ii) The Company will email the Investor if the contact information for the Company changes.

(iii) The Company will cease to furnish Tax Statements, electronically or otherwise, beginning with the year after the year in which the Investor ceases to be a Shareholder of the Company.

(iv) If the Investor has received this Subscription Agreement as a .pdf file in an email attachment or in any other electronic format, the receipt thereof reasonably demonstrates that the Investor can access all Tax Statements in the electronic format in which such Tax Statements will be furnished to the Investor. If the Investor received this Subscription Agreement in a non-electronic format, the Investor confirms that it consents to electronic delivery of all Tax Statements in respect of its Shares.

(v) Notwithstanding the foregoing, an Investor may request a paper copy of the Tax Statements by providing written notice to the Corporate Secretary of the Company.

(c) All Tax Statements and other documents to be delivered or made available to the Investor will be delivered by email to the Investor or made available through other means of electronic communication as a .pdf file. The Investor may download a free copy of Adobe Acrobat Reader, which will allow the Investor to view each Tax Statement by visiting http://get.adobe.com/reader. This page contains information about the system requirements needed to use the software. Alternatively, the Investor may be able to use an alternative .pdf reader software. The Investor may be required to be print and attach a Tax Statement to a Federal, State, or local income tax return.

8. Expenses. Each party hereto will pay its own expenses relating to this Subscription Agreement and the subscription for the Shares hereunder.

9. Amendments. Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated except with the written consent of the Investor and the Company.

10. Reduction or Rejection of Subscription. The Investor acknowledges that the subscription for the Shares contained herein may be reduced or rejected by the Company in its sole discretion at any time prior to the Closing, and the Company is authorized to make any corresponding revisions to the amount indicated as the Capital Commitment/Subscription on the Investor’s signature page to the Subscription Agreement.

11. Additional Investor Information, Indemnity. The Investor understands that the information provided herein (including the Exhibits hereto) will be relied upon by the Company for the purpose of determining the eligibility of the Investor to subscribe for and hold the Shares and for the purpose of making any necessary filings required pursuant to Applicable Securities Laws. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to subscribe for and hold the Shares or to permit the Company to make any necessary securities filings under Applicable Securities Laws. In addition, the Investor consents to the use of the information contained herein and provided subsequent hereto for the purposes of making such filings and the Investor agrees to provide information regarding its “restricted person” status and Financial Industry Regulatory Authority (“FINRA”) associations and affiliations to the Company on an annual basis, to the extent requested by the Company. The Investor represents and agrees that the information provided herein (including the Exhibits hereto) regarding the Investor is true, complete and correct as of the date of this Subscription Agreement and will be true, complete and correct as of the Closing and as of the date of the Investor’s admission to the Company as an investor. Without limiting the generality of the foregoing, if there should be any change in the information provided herein regarding the Investor prior to the Closing or the Investor’s admission to the Company, the Investor will immediately furnish revised or corrected information to the Company in writing. In addition, the Investor will furnish to the Company, upon request, any other information about the Investor reasonably determined by the Company to be necessary or convenient for the formation, operation, dissolution, winding-up or termination of the Company; provided, that the Investor’s obligations with respect to such other information shall not apply to information that the Investor is required by law or agreement to keep confidential from the Company. To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Company, the Adviser, any Affiliate of the Company or the Adviser, and any director, officer, partner, member, manager, employee or agent of any such party against any loss, damage, liability, claims or expenses due to or arising out of any inaccuracy, incompleteness, or breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Exhibits hereto) or in any other documents provided by the Investor to the Company or the Adviser in connection with the Investor’s investment in the Shares. The Investor agrees that the persons it has agreed to indemnify as described in the preceding sentence, other than the Company, shall be third-party beneficiaries of this Subscription Agreement for the purposes of the indemnification agreed upon herein.

12. Withholding Forms. The Investor represents, warrants and agrees (for the benefit of the Company and of any person who participated in the offer or sale of the Shares) that it will provide in a timely manner, including in connection with the execution of this Subscription Package, properly completed Tax Forms, as applicable, in accordance with the instructions to such form, and shall cooperate with the Company upon its request in order to maintain appropriate records and to adequately withhold with respect to payments made to the Investor, if required, relating to the Investor’s Shares and, further, in the event that the Investor fails to provide such information regarding United States tax withholding, the Company, the Adviser and their respective direct or indirect partners, members, managers, officers, directors, employees, agents, service providers and their Affiliates shall have no obligation or liability to the Investor with respect to any United States tax or obligations that may be impose on the Investor or its beneficial owners. The Investor expressly acknowledges that the Tax Forms and withholding information may be provided to any withholding agent that has control, receipt or custody of the income of which the Investor is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the Investor is the beneficial owner.

13. Appointment of Attorney-in-Fact.

(a) The Investor hereby designates, constitutes and appoints the Adviser as its true and lawful attorney-in-fact for the Investor, and in the name, place and stead of the Investor from time to time to make, execute, verify, sign, acknowledge, record, deliver, swear to, file and/or publish such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business, in connection with qualification to do business and with the use of the name of the Company by the Company and the dissolution of the Company.

(b) The foregoing grant of authority: (i) is a special power of attorney given to secure a proprietary interest of the Adviser or the performance of an obligation owed to the Adviser, is irrevocable and shall survive the disability, death, incapacity, bankruptcy, termination or dissolution of the Investor; and (ii) shall survive the delivery of an assignment by a Shareholder of all or any portion of its Shares, except that where the assignee thereof has been approved by the Company for admission to the Company as a substitute Shareholder, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such substitution.

(c) This power of attorney shall be valid and in full force and effect for a limited period equal to the duration of the Investor’s Capital Commitment (unless earlier terminated pursuant to the provisions of this Agreement). The Investor hereby agrees that such duration is in the interest and for the benefit of all partners and is reasonable given the nature and duration of the investments made by the partners in the Company; provided, however, that, notwithstanding anything to the contrary in this Subscription Agreement, if any such power of attorney is determined to be invalid or voidable under applicable law due to the potential duration thereof, it is the intent of the Investor that the duration of such power of attorney be reduced to the maximum duration possible without rendering such power of attorney invalid or voidable under applicable law.

(d) The Investor hereby agrees to execute and deliver to its attorney-in-fact (mandataire) above appointed, within five (5) Business Days after receipt of such attorney’s request therefor, such other and further powers of attorney or other instruments as such attorney deems necessary.

14. General.

(a) This Subscription Agreement (i) is irrevocable, will survive the Investor’s death, dissolution, disability, bankruptcy or legal incapacity, and shall be binding upon the Investor and the legal representatives, successors and assigns of the Investor, (ii) shall survive the admission of the Investor as a investor in the Company, (iii) to the fullest extent permitted by law, shall not be assignable by the Investor without the written consent of the Company, and (iv) shall, if the Investor consists of more than one person, be the joint and several obligation of all such persons.

(b) This Subscription Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Subscription Agreement shall be governed by the internal laws of the State of Maryland, without regard to the conflict of laws provisions thereof.

(c) Any term or provision of this Subscription Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Subscription Agreement or affecting the validity or enforceability of any of the terms or provisions of this Subscription Agreement in any other jurisdiction.

(d) Captions and headings in this Subscription Agreement are for the convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[THE INVESTOR MUST COMPLETE THE

FOLLOWING SIGNATURE PAGES AND EXHIBITS IN THEIR ENTIRETY]

Investor Signature Page to the Subscription Agreement

IN WITNESS WHEREOF, the undersigned Investor has executed this Subscription Agreement for the purchase of shares of common stock, par value $0.001 per share (the “Shares”), in the Company in the amount set forth below. Upon acceptance by the Company, the Investor shall be admitted as a Shareholder in the Company.

FULL NAME OF INVESTOR (PRINT): _____________________________________________________________

Date: ___________________________

By:	By:
Name:	Name:

Title (if applicable):	Title (if applicable):

Please note that the Company reserves the right to reject any subscription, in whole or in part, for any reason or no reason.

CAPITAL COMMITMENT/SUBSCRIPTION:

Amount of Shares Subscribed for:
$

Address of Investor:	Social Security or Federal Tax Identification (if a natural person), or Employer Identification Number (if an entity) No.:

Telephone No.:	State, County and Country of Organization (if an entity) or Residence (if a natural person):

Facsimile No.:

E-mail Address:

Please check below if you are a(n):**	Form of Legal Entity (for U.S. tax purposes)
☐ Individual or Living Trust
☐ ERISA Partner	☐ Corporation
☐ Other Plan Investor	☐ Estate
☐ Non-U.S. Investor	☐ Trust
☐ IRA Investor	☐ Partnership
☐ FOIA Partner	☐ Limited Liability Company
☐ Disregarded Entity
Date of Formation (if an entity):	☐ Exempt Organization
☐ Self-Directed IRA
______________________________________	☐ Other: _____________________________

Is the party signing this document acting as a nominee or custodian for another person or entity?  ☐ Yes ☐ No

Is the Investor controlled by, controls, or is under common control with any other investor in the Company? ☐ Yes ☐ No *

*	If the Investor checks the ‘Yes’ box above, please attach a supplemental sheet that identifies the other investor and describes the relationship between the Investor and such other investor.
**	As defined herein, in the Exhibits, or in the Offering Materials.

[THE FOLLOWING TO BE COMPLETED BY THE SPOUSE OF AN INVESTOR THAT IS A NATURAL PERSON]

I, the undersigned _________________________________, spouse of _________________________, after having had the opportunity to consult with an attorney of my own selection, hereunto subscribe my name in evidence of my agreement and consent to all of the provisions of the Subscription Agreement, specifically including the limitations on transfer and disposition of Shares in the Company.

Date:	Signature

Address for Notice

Remora Capital Corporation

Company Signature Page to Subscription Agreement

The foregoing Subscription Agreement is hereby accepted by the Company as of the date set forth below.

By:	REMORA CAPITAL CORPORATION

By:

Name:

Title:

Date:

Amount of Shares accepted by the Company (if less than the amount set forth on the Investor’s signature page above as permitted by Section 10 of the Subscription Agreement):

$_______________________________

If the Company executes this Subscription Agreement and the preceding line is left blank, the Company has accepted the Investor’s subscription for Shares in the amount set forth on the Investor’s signature page.

INVESTOR QUESTIONNAIRE

Exhibit 1A:	Accredited Investor Status
Exhibit 1B:	Rule 506(d) and (e) Questionnaire
Exhibit 2:	Plan Investor Representations
Exhibit 3:	Investor Contact Sheet and ACH/Wire Distribution Information
Exhibit 4:	Know-Your-Customer Authorization Form
Exhibit 5:	Notice of Privacy Policy
Exhibit 6:	Election Form for Distribution Reinvestment Program

EXHIBIT 1A

ACCREDITED INVESTOR STATUS

(All Investors must complete this Exhibit 1A)

The Investor hereby represents and warrants, pursuant to Section 2(d) of the attached Subscription Agreement, that the Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”), for one or more of the reasons specified below (please check all boxes that apply):

1. ☐ The Investor is a natural person (or an IRA Investor directed by and for the benefit of a single natural person) with an individual net worth (determined by subtracting total liabilities from total assets), or joint net worth with the Investor’s spouse or spousal equivalent,2 in excess of $1,000,000; (excluding the Investor’s primary residence and indebtedness thereon up to the gross value of such residence, except that if the amount of such indebtedness outstanding at the time of the Investor’s admission to the Company exceeds the amount of such indebtedness outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability in the determination of the Investor’s net worth).

2. ☐ The Investor is a natural person (or an IRA Investor directed by and for the benefit of a single natural person) with an individual income in excess of $200,000 (or joint income together with the Investor’s spouse or spousal equivalent in excess of $300,000) in each of the two most recently completed calendar years, and reasonably expects to have an individual income in excess of $200,000 (or a joint income together with the Investor’s spouse or spousal equivalent in excess of $300,000) in the current calendar year.

3. ☐ The Investor is a natural person who is a director, executive officer, or general partner of Remora Capital Corporation.

4. ☐ The Investor is a natural person who holds in good standing one or more of the following professional certifications, designations or credentials from an accredited educational institution designated by the SEC as qualifying for accredited investor status (please check all that apply):

(a) ☐  Series 7 (General Securities Representative License)

(b) ☐ Series 82 (Private Securities Offerings Representative License)

(c) ☐ Series 65 (Investment Adviser Representative License)

5. ☐ The Investor is a natural person who is a “Knowledgeable Employee”, as defined in Rule 3c-5 under the 1940 Act.

6. ☐ The Investor is a corporation, partnership or limited liability company, Massachusetts or similar business trust or organization described in Section 501(c)(3) of the Code not formed for the specific purpose of acquiring the Shares that has total assets in excess of $5,000,000.

7. ☐ The Investor is a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or a fiduciary capacity (this includes a trust for which a bank acts as trustee and exercises investment discretion with respect to the trust’s decision to invest in the Company).

[2]	“Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

1A-1

8. ☐ The Investor is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

9. ☐ The Investor is an investment adviser (a) registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), (b) registered pursuant to the laws of a state, or (c) relying on the exemption from registration under Section 203(l) or 203(m) of the Advisers Act.

10. ☐The Investor is an insurance company as defined in Section 2(a)(13) of the Securities Act.

11. ☐ The Investor is an investment company registered under the 1940 Act or is a business development company as defined in Section 2(a)(48) of the 1940 Act.

12. ☐ The Investor is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

13. ☐ The Investor is a Rural Business Investment Company, as defined in Section 384A of the Consolidated Farm and Rural Development Act, as amended.

14. ☐ The Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, having total assets in excess of $5,000,000.

15. ☐ The Investor is a private business development company as defined in Section 202(a)(22) of the Advisers Act.

16. ☐ The Investor is an employee benefit plan within the meaning of Title I of ERISA, with respect to which (a) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, (b) the employee benefit plan has total assets in excess of $5,000,000 or (c) if a self-directed plan, investment decisions are made solely by persons that are Accredited Investors.

17. ☐ The Investor is a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

18. ☐ The Investor is a grantor trust, and each grantor of the trust (a) has the power to revoke the trust and regain title to the trust assets and (b) is an Accredited Investor. If the Investor is described by this Statement 18, the Investor should describe the circumstances under which the trust is revocable by the grantor by attaching a supplemental explanation sheet.

19. ☐ The Investor is (a) a “family office” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) not formed for the specific purpose of acquiring Shares in the Company that has total assets in excess of $5,000,000 and is directed by a person who has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of investing in the Company or (b) a “family client” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) of a family office described in clause (a) of this paragraph and whose investment in the Company is directed by such family office.

20. ☐ The Investor is an entity of a type not listed above under this Exhibit 1A and not formed for the specific purpose of acquiring Shares in the Company owning Investments3 in excess of $5,000,000.

21. ☐ The Investor is an entity (excluding a trust) in which all of the equity owners are Accredited Investors for one or more of the reasons specified above under this Exhibit 1A.

[3]	“Investments” has the meaning set forth in Rule 2a51-1(b) under the 1940 Act.

1A-2

EXHIBIT 1B

RULE 506(d) AND (e) QUESTIONNAIRE

(All Investors must complete this Exhibit 1B)

For purposes of this questionnaire, “Covered Persons” means, collectively, (i) you, and (ii) any other person who, through your ownership, would be deemed to beneficially own twenty percent (20%) or more of the outstanding voting equity securities of the Company.

To ensure that securities will be sold in compliance with Rule 506(d) of Regulation D, please check any box below that immediately follows a true statement. Capitalized terms used but not otherwise defined herein are further described in the Appendix to this Questionnaire.

1. ☐ One or more of the Covered Persons has been convicted, within ten years before the date hereof, of a felony or misdemeanor:

a. in connection with the purchase or sale of any security;

b. involving the making of any false filing with the SEC; or

c. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

2. ☐ One or more of the Covered Persons is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the date hereof, that, as of the date hereof, restrains or enjoins such Covered Person from engaging or continuing to engage in any conduct or practice:

a. in connection with the purchase or sale of any security;

b. involving the making of any false filing with the SEC; or

c. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

3. ☐ One or more of the Covered Persons is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

a. as of the date hereof, bars such Covered Person from (i) association with an entity regulated by such commission, authority, agency or officer, (ii) engaging in the business of securities, insurance or banking or (iii) engaging in savings association or credit union activities; or

b. constitutes a final order based on a violation of a law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within ten years before the date hereof.

1B-1

4. ☐ One or more of the Covered Persons is subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act that, as of the date hereof:

a. suspends or revokes such Covered Person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

b. places limitations on such Covered Person’s activities, functions or operations; or

c. bars such Covered Person from being associated with any entity or from participating in the offering of any penny stock.

5. ☐ One or more of the Covered Persons is subject to an order of the SEC entered within five years before the date hereof that orders such Covered Person to cease and desist from committing or causing a violation or future violation of:

a. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 under the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or

b. Section 5 of the Securities Act.

6. ☐ One or more of the Covered Persons is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for an act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

7. ☐ One or more of the Covered Persons has filed (as a registrant or issuer), or was or was named as an underwriter in, a registration statement or Regulation A offering statement filed with the SEC that, within five years before the date hereof, was the subject of a refusal order, stop order or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

8. ☐ One or more of the Covered Persons is subject to a United States Postal Service false representation order entered within five years before the date hereof, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

9. ☐ One or more of the Covered Persons is the subject of an ongoing proceeding, arbitration, action, indictment or charge that if resolved against such Covered Person could result in a checked box to any of the statements in Questions 1 through 8 of this Questionnaire.

10. ☐ Check the box next to this Question 10 if NONE of the statements in Questions 1 through 9 of this Questionnaire is applicable to any of the Covered Persons.

1B-2

You hereby certify that your responses in this Questionnaire are true, correct and complete as of the date noted below (the “Original Submission Date”). You hereby acknowledge and agree that the Company and its investment manager or similar persons and certain of their respective affiliates will rely on the responses made and information provided herein. If you discover new information that would have caused you to change your responses in this Questionnaire as of the Original Submission Date OR if events occur thereafter that would cause you to change your responses in this Questionnaire as of any date following the Original Submission Date, you hereby agree to immediately notify Remora Capital Corporation in writing of any such new information or event.

FULL NAME OF INVESTOR (PRINT): __________________________________________________________________

Date: _______________________

By:	By:
Name:	Name:
Title (if applicable):	Title (if applicable):

1B-3

APPENDIX

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended

“Regulation A” refers to Regulation A (Rules 251 et. seq.) promulgated under the Securities Act, as amended from time to time.

“Regulation D” refers to Regulation D (Rules 501–508) promulgated under the Securities Act, as amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

1B-4

EXHIBIT 2

PLAN INVESTOR REPRESENTATIONS

(All Investors must complete this Exhibit 2)

Investors described in Statements 2 and 3 below are referred to as “plan investors” in this Subscription Agreement. The Investor hereby represents and warrants, pursuant to Section 2(e) of the attached Subscription Agreement, that he, she or it is correctly and in all respects described by the statement or statements set forth below (please check all boxes that apply):

1. ☐ The Investor is not purchasing the Shares with funds that constitute the assets of any of the below.

2. The undersigned Investor is, or is acting on behalf of:

(a) ☐ An “employee benefit plan” within the meaning of Section 3(3) of ERISA, that is subject to Part 4 of Subtitle B of Title I of ERISA.

(b) ☐ A “plan” within the meaning of Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code.

(i) If the Investor checked this clause (b) and the investor is an individual retirement account that is subject to Code §4975 (an “IRA”), is the decision to invest in the Company being made by the IRA owner? ☐ Yes ☐ No.

(ii) If the Investor checked this clause (b) and the investor is an IRA, please specify whether the IRA is maintained under either of the following programs (if applicable):

☐ simplified employee pension (SEP) ☐ Simple IRA.

☐ If the Investor is a SEP, by checking this box, Investor represents and warrants that the source of funds for the SEP does not currently and has never since the inception of the plan involved employees in the plan other than only the founder/business owner and/or their spouse.

(c) ☐ Any other entity or account that is deemed under applicable law to hold the “plan assets” described in (A) or (B), within the meaning of ERISA and including the regulations promulgated thereunder.

(i) If the Investor checked this clause (c), the participation in the Investor (or the entity on whose behalf Investor is acting) by “benefit plan investors,” within the meaning of Section 3(42) of ERISA, expressed as a percentage is: % the (“Current Percentage”) and the maximum percentage of “benefit plan investor” participation while the Investor holds Shares in the Company will be % (the “Maximum Percentage”).

The Investor expressly agrees to promptly disclose any changes with respect to the Current Percentage, to promptly re-confirm the Current Percentage and the Maximum Percentage at any time upon the request of the Company (or other person acting on behalf of the Company), and to provide such other information reasonably requested by the Company (or other person acting on behalf of the Company) for purposes of determining whether or not the Company is holding “plan assets.”

3. The undersigned Investor is, or is acting on behalf of:

(a) ☐ A “governmental plan” within the meaning of Section 3(32) of ERISA.

(b) ☐ A partnership, limited liability company or other entity in which one or more Persons described in clauses (a) hold 25% of the value of any class of equity interest in such entity or that is deemed to hold the assets of any such Person under applicable law.

2-1

(c) ☐ A non-U.S. plan (established and maintained outside of the United States primarily for the benefit of individuals substantially all of whom are non-residents of the United States).

(d) ☐ A U.S. “church plan” within the meaning of Section 3(33) of ERISA.

(i) If the Investor checked this clause (d), has the Investor elected to be subject to ERISA?

☐           Yes            ☐          No

(e) ☐ A plan or retirement arrangement other than as described in clauses (c) or (d) above that is not subject to Part 4 of Subtitle B of Title I of ERISA and with respect to which Code Section 4975 does not apply.

(f) ☐ A partnership, limited liability company or other entity in which one or more Persons described in clauses (c) or (d) hold 25% of the value of any class of equity interest in such entity or that is deemed to hold the assets of any such Person under applicable law (each such Person described in clauses (a)–(f), an “Other Plan Investor”).

(g) ☐ An entity or account described under 29 C.F.R. §2510.3-101(h) (such as, for example, a group trust, a bank common or collective trust or certain insurance company separate accounts).

(i) If the Investor checked this clause (g), do the underlying assets of the Investor include the “plan assets” of one or more Benefit Plan Investors that are subject to ERISA or Code §4975?

☐           Yes            ☐          No

(h) ☐ An insurance company general account.

(i) If the undersigned Investor checked this clause (h), the percentage of the insurance company general account’s assets invested in the Company are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder is %

4. If the undersigned Investor checked any of the items in Statements 2 or 3 above, then the Investor hereby represents and warrants to and agrees with the Company that:

(a) The decision to invest assets of the Investor in the Company was made by parties independent of the Company, the Adviser, any of their affiliates and any placement agent, which parties are duly authorized to make such investment decisions and who have concluded, after consideration of their fiduciary duties under applicable law, that the investment of assets of the Investor in the Company is prudent, and neither Investor nor such parties have solicited or relied on any advice or recommendation of the Company, the Adviser or any placement agent or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates (each, a “Remora Party”) regarding any basis in respect of the advisability of the subscription for the Shares in light of the Investor’s or underlying plan’s assets, cash needs, investment policies or strategy, overall portfolio composition or plan for diversification of assets or otherwise.

2-2

(b) None of the Remora Parties have exercised any discretionary authority or control with respect to the Investor’s investment in the Company, nor have any of the Remora Parties rendered individualized investment advice to the Investor based upon the Investor’s investment policies or strategy, overall portfolio composition or diversification.

(c) None of the Remora Parties is a “fiduciary” of the Investor or any underlying plan within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code (either with respect to the Investor’s decision to subscribe for the Shares, to hold the Shares or otherwise maintain its investment in the Company, to dispose of the Shares, or otherwise).

(d) (i) The Investor has been informed of and understands the investment objectives and policies of the Company; (ii) the Investor is aware of the provisions of Section 404 of ERISA or any similar provisions of applicable law governing the Investor (“Similar Law”) relating to fiduciary duties, including any applicable requirement for diversifying the investments of an employee benefit plan; (iii) the Investor has given appropriate consideration to the facts and circumstances relevant to the investment by such Investor in the Company and has determined that such investment is reasonably designed, as part of such Investor’s portfolio of investments, to further the purposes of the relevant plan(s); and (iv) the Investor’s investment in the Company is permissible under the documents governing the investment of its “plan assets” and under ERISA or Similar Law.

(e) If the Investor is, or is acting (directly or indirectly) on behalf of an employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) or a plan, individual retirement account or other arrangement described in Section 4975 of the Code (a “Plan”), (i) the decision to invest in the Company was made by a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code, or under Similar Laws) of the Plan (the “Fiduciary”), and such Fiduciary and each person who receives advice of any character from any Remora Party in connection with the Investor’s subscription to and investment in the Company, if any, (A) is independent of and unrelated to any Remora Party; (B) is responsible for exercising independent judgment in evaluating the investment in the Company; (C) is duly authorized to make such an investment decision; (D) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the Plan’s investment in the Company; (E) understands that none of the Remora Parties is undertaking or has undertaken to provide investment advice (whether impartial or otherwise), or to give advice in a fiduciary capacity, to the Plan in connection with the Plan’s subscription for, holding, or disposition of the Shares, or otherwise, (F) acknowledges that the existence and nature of any fees paid to the Remora Parties has been disclosed in the Offering Memorandum; (G) understands that none of the Remora Parties receives a fee or other compensation from the Investor or the Fiduciary for the provision of investment advice in connection with the Investor’s subscription for, holding or disposition of the Shares; and (H) understands that none of the Remora Parties has exercised any investment discretion or control with respect to the Plan’s purchase of the Shares, has authority or responsibility to give, or has given, individualized investment advice with respect to the Plan’s purchase of the Shares or is the employer maintaining or contributing to such Plan; (ii) if the Investor is an ERISA Partner, any other plan to which Section 4975 of the Code applies (including (if the Investor is a natural person) an individual retirement account, or any other entity (including for example a fund of funds, an insurance company separate account or general account or a group trust) whose underlying assets are deemed under the U.S. Department of Labor regulations Section 2510.3-101 et. seq. or Section 2550.401c-1 to include the assets of any such employee benefit plan or plan by reason of an investment in such entity by any such employee benefit plan or plan) the Fiduciary and each person who receives advice of any character from any Remora Party in connection with the Investor’s subscription to and investment in the Company, if any, qualifies as one or more of the types of independent fiduciaries listed in United States Department of Labor Regulation 29 C.F.R. § 2510.3- 21(c)(i); (iii) the Fiduciary has taken into consideration its fiduciary duties under ERISA or any applicable Similar Laws, including the diversification requirements of Section 404(a)(1)(C) of ERISA (if applicable), in authorizing the Plan’s investment in the Company and has concluded that such investment is prudent; and (iv) the Plan’s investment in the Company and the purchase of the Shares is in accordance with the terms of the Plan’s governing instruments and complies with all applicable requirements of ERISA, the Code and similar laws.

(f) The subscription for, holding and disposition of the Shares by the Investor will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

(g) The terms of the Articles of Amendment and Restatement and Bylaws comply with the Investor’s governing instruments and applicable laws governing the Investor, and the Investor will promptly advise the Company in writing of any changes in any governing law or any regulations or interpretations thereunder affecting the duties, responsibilities, liabilities or obligations of the Company or any Remora Party.

(h) In the case of any Other Plan Investor, the subscription for, holding and disposition of the Shares by such Investor will not result in a violation of any federal, state, local, non-U.S. or other laws or regulations applicable to such Investor which are substantially similar to ERISA, including Section 406 of ERISA, or any other provision thereof or any regulation promulgated thereunder, or Section 4975 of the Code, and the Company’s assets will not constitute the assets of such plan under the provisions of applicable law.

2-3

EXHIBIT 3

Please print or type the following information

INVESTOR CONTACT SHEET

Name of Investor: ____________________________________________________________

Prepared by: ________________________________________________________________

Primary Contact	Tax ID Number of U.S. Investor	This Contact should receive:

Name ____________________________

Title _____________________________

Company _________________________

Address __________________________

_________________________________

_________________________________

Phone ______________ Fax __________

E-mail

	________________________	☐ Capital Call Notices ☐ Distribution Notices ☐ Quarterly Reports ☐ Audited Financial Reports ☐ Legal Documents ☐ Tax Information

Additional Contact	Contact Type	This Contact should receive:

Name ____________________________

Title _____________________________

Company _________________________

Address __________________________

_________________________________

_________________________________

Phone ______________ Fax __________

E-mail

	☐ Accountant ☐ Attorney ☐ Banker ☐ Financial Advisor ☐ Trustee ☐ Office Manager ☐ Other: ______________	☐ Capital Call Notices ☐ Distribution Notices ☐ Quarterly Reports ☐ Audited Financial Reports ☐ Legal Documents ☐ Tax Information

Additional Contact	Contact Type	This Contact should receive:

Name ____________________________

Title _____________________________

Company _________________________

Address __________________________

_________________________________

_________________________________

Phone ______________ Fax __________

E-mail

	☐ Accountant ☐ Attorney ☐ Banker ☐ Financial Advisor ☐ Trustee ☐ Office Manager ☐ Other:	☐ Capital Call Notices ☐ Distribution Notices ☐ Quarterly Reports ☐ Audited Financial Reports ☐ Legal Documents ☐ Tax Information

(If you have additional contacts, please copy this sheet to make additional entries.)

3-1

EXHIBIT 3

Please print or type the following information

ACH/WIRE DISTRIBUTION INFORMATION

Name of Investor: _________________________________________________________________________

Prepared by: _____________________________________________________________________________

Cash Distribution Information

ACH/Wire Delivery

Bank Name:

Bank ABA Number:

Acct Name:

Acct Number:

Further Credit Account
Name:
(if applicable)

Further Credit Account
Number:
(if applicable)

Special Instructions for Wire Delivery (if any):

3-2

EXHIBIT 4

KNOW-YOUR-CUSTOMER AUTHORIZATION FORM

(All Investors must complete this Exhibit 4)

INTERNAL USE ONLY:

Account No.: ________________________

Account Name: ______________________

Gentlemen/Ladies:

In connection with my/our desire to invest in Remora Capital Corporation

I/we hereby attach a true and correct copy of my/our current

Driver’s License

or

*** Passport ***

Additionally, I hereby authorize US Bancorp Fund Services to verify my name, address, and telephone number through LexisNexis Bridger Insight & FINRA OFAC reporting databases.

Sincerely,

Signature

Home phone# ___________________________

Print Name

Social Security Number

******PLEASE NOTE IF SUBMITTING A PASSPORT KINDLY INCLUDE A RECENT UTILITY BILL OR ANOTHER TYPE OF INVOICE INDICATING RESIDENTIAL ADDRESS.**********

4-1

EXHIBIT 4

KNOW-YOUR-CUSTOMER AUTHORIZATION FORM

(All Investors must complete this Exhibit 4)

INTERNAL USE ONLY:

Account No.: _______________________

Account Name: _____________________

Gentlemen/Ladies:

In connection with my/our desire to invest in Remora Capital Corporation

I/we hereby attach a true and correct copy of my/our current

Driver’s License

or

*** Passport ***

Additionally, I hereby authorize US Bancorp Fund Services to verify my name, address, and telephone number through LexisNexis Bridger Insight & FINRA OFAC reporting databases.

Sincerely,

Signature

Home phone# ___________________________

Print Name

Social Security Number

******PLEASE NOTE IF SUBMITTING A PASSPORT KINDLY INCLUDE A RECENT UTILITY BILL OR ANOTHER TYPE OF INVOICE INDICATING RESIDENTIAL ADDRESS.**********

4-1

EXHIBIT 5

REMORA CAPITAL CORPORATION

NOTICE REGARDING PRIVACY OF FINANCIAL INFORMATION

Pursuant to the Gramm-Leach-Bliley Act, Public Law No. 106–102, and the rule issued by the Federal Trade Commission regarding the Privacy of Consumer Financial Information, 16 C.F.R. pt. 313 the (“FTC Privacy Rule”), institutions that provide certain financial products or services to individuals to be used for personal, family, or household purposes are required to provide written notices to their customers regarding disclosure of nonpublic personal information. We have been advised that we may be subject to such requirement. This notice is being provided to you to comply with the FTC Privacy Rule and so that you will know the type of information we collect about you and the circumstances in which the information may be disclosed to third parties.

In order to accurately and efficiently conduct the Company’s investment program, we must collect and maintain certain non-public information about you and the Company’s other investors. We understand that it is our obligation to maintain the confidentiality of this information. As a consequence, we do not disclose any nonpublic personal information about our investors or former investors to anyone other than our affiliates, investors, service providers, and employees, except as required by law. The following describes how nonpublic personal information may be disclosed to such persons:

Investors. We may provide limited personally-identifiable financial information such as a schedule of investors and capital account information, to all investors in the Company. Certain of our investors may retain consultants who receive this information on their behalf.

Affiliates, Service Providers, and Employees. We collect, and may disclose to our affiliates and service providers (e.g., our attorneys, accountants, lending institutions, and entities that assist us with the distribution of stock to our investors) on a “need to know” basis, limited nonpublic personal information about you from the following sources:

●	Information we receive from you as set forth in your subscription agreement, investor questionnaire or similar forms, such as your name, address, and social security or tax identification number; and

●	Information about your transactions with us, our affiliates and service providers, or others, your participation in the Company, such as your capital account balance, contributions and distributions and, in the case of an investor that is an individual retirement account, information with regard to such account.

We restrict access to any nonpublic personal information about you to those employees who need to know that information to provide services to the Company and its investors.

We maintain physical, electronic, and procedural safeguards to guard your nonpublic personal information. In addition, we will continue to assess new technology for protecting information with regard to our investors.

The policy may change from time to time and you may review our current policy by requesting a copy. Only with your consent will we share your personal information in any manner other than described herein. This notice applies to all Remora Capital Management, LLC sponsored funds.

5-1

EXHIBIT 6

REMORA CAPITAL CORPORATION

ELECTION NOTICE UNDER DISTRIBUTION REINVESTMENT PROGRAM

Instructions:

No action will be required on the part of an investor (an “Investor”) to receive its cash dividend or distribution in cash. A subscriber may elect to have their entire distribution (and all future distributions, until further notice) reinvested in shares of common stock, par value $0.001 per share (the “Shares”), of Remora Capital Corporation (the “Company”) by remitting this form to the Company no later than ten (10) days prior to the record date for the first distribution to which it relates. To elect to have your full distributions reinvested in additional Shares, mark the appropriate box in Part (A) below and fill out your contact information under Part (B) below.

(A)	Until further notice, I would like to receive my full distributions in:

☐ ADDITIONAL SHARES OF REMORA CAPITAL CORPORATION

(B)	Investor Information:

Investor Name
Street
City
State
Zip Code
Country
Telephone Number
Facsimile Number
Email Address
Tax Identification or Social Security Number

By:	By:
Name:	Name:
Title (if applicable):	Title (if applicable):

6-1